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THE LAW OFFICES OF
CRAIG J. SHABER                                       2043 North Marshall Avenue
ATTORNEY AND COUNSELOR AT                                              El Cajon,
LAW                                                             California 92020
A PROFESSIONAL                                        Telephone:  (619) 258-8065
CORPORATION                                           Facsimile:  (619) 449-9277
                                                                shabercj@aol.com





March 29, 2005

Mrs. Elena Krioukova, President
Scala Minerals, Inc.
318 Homer Street, Suite 400
Vancouver, BC, CANADA V6B 2V2

Re:       Legal Opinion Pursuant to SEC Form SB-2
           Registration Statement - Scala Minerals, Inc.

Dear Mrs. Krioukova:

           At your request, I am rendering this opinion in connection with a proposed sale by 30 individual shareholders (the "Selling Shareholders"), of Scala Minerals Inc. (the "Company") of up to 5,014,000 shares of common stock, $0.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

         I have examined instruments, documents and records, which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

            Based on such  examination  and the applicable  laws of the State of
Nevada, including, without limitation, statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws, I am of the opinion that 5,014,000 shares of Common Stock to be sold by the Selling Shareholders are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable.

           I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of my legal opinion dated January 4, 2005 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

Sincerely,

/s/ Craig J. Shaber

CRAIG J. SHABER, ESQ.